Exhibit 4.20

DATED 7th JANUARY 2019

IRISH SHARED ADMINISTRATION CENTRE LIMITED

AC EMPLOYEE BENEFIT TRUSTEES LIMITED

DEED OF AMENDMENT

ISAC CRH LIMITED

SHARE PARTICIPATION SCHEME

THIS DEED OF AMENDMENT (this “Deed”) is made the 7th day of January 2019.

BETWEEN:

(1)

IRISH SHARED ADMINISTRATION CENTRE LIMITED, a private company limited by shares incorporated in Ireland under registered number 18079 and whose registered office is situated at Fortunestown, Tallaght, Dublin 24 (the “Company”); and

AND

(2)

AC EMPLOYEE BENEFIT TRUSTEES LIMITED, a private company limited by shares incorporated in Ireland under registered number 85949 and whose registered office is situated at 10 Earlsfort Terrace, Dublin 2 (the “Trustee”).

WHEREAS

A

This Deed is supplemental to a trust deed (with rules scheduled thereto) (as amended, the “Trust Deed” and the “Rules” respectively) dated 17 September 1990 and made between the Company (then known as CRH Management Limited) and the Trustee (then known as G.S.O’B. Trustees Limited) whereby the Company established an approved profit sharing scheme (the “Scheme”) called the “CRH Management Limited Share Participation Scheme” (and now called the “ISAC CRH Limited Share Participation Scheme”) pursuant to the provisions of Chapter IX of Part I and the Third Schedule to the Finance Act 1982 (as amended) (and as now reflected in Chapter 1 of Part 17 of and Schedule 11 to the Taxes Consolidation Act 1997 (as amended)), as amended by a deed of amendment (the “Deed of Amendment”) dated 18 November 2009 and made between the Company (then known as ISAC CRH Limited) and the Trustee.

B

By special resolution dated 18 October 2018, the Company changed its name to Irish Shared Administration Centre Limited and, accordingly, the Company and the Trustee wish to amend the Trust Deed to reflect the change in name of the Company.

C

Clause 17 of the Trust Deed allows the Company and the Trustee to at any time and from time to time by deed modify, alter, amend or extend the provisions of the Trust Deed provided that no such variation and amendment shall take effect unless it is approved in writing by the Revenue Commissioners. Rule 15 of the Rules provides that the Company may, subject to the provisos set out therein, at any time and from time to time by resolution of its Board amend, add to or revoke any of the provisions of the Trust Deed and the Rules.

D	The board of directors of the Company and the board of directors of the Trustee have each resolved to approve the terms of, and entry by the Company and the Trustee respectively into, this Deed.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1.	Pursuant to Clause 17 of the Trust Deed and Rule 15 of the Rules, and subject to the approval in writing of the Revenue Commissioners, with effect from 18 October 2018:

1.1	the name of the Scheme shall be “Irish Shared Administration Centre Limited Share Participation Scheme”;

1.2	the Trust Deed is hereby amended by:

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(a)	the deletion of the definition of “the Scheme” in Clause (1)(a)(ii) (as amended by Clause 2 of the Deed of Amendment) and its replacement with:

““the Scheme” means the “Irish Shared Administration Centre Limited Share Participation Scheme” established by this Trust Deed and the Rules as from time to time in force;”; and

(b)	the deletion of sub-Clause (b) of Clause (1) and its replacement with:

“(b)	The Irish Shared Administration Centre Limited Share Participation Scheme is hereby established.”; and

1.3	the Rules are hereby amended by the deletion of the definitions of “the Company” and “the Scheme” in Rule 1 (as amended by Clause 2 of the Deed of Amendment) and their replacement, respectively, with:

““the Company”	Irish Shared Administration Centre Limited”; and

““the Scheme”	Irish Shared Administration Centre Limited Share Participation Scheme”.

2.	Subject as provided in this Deed, the Trust Deed and the Rules shall continue in full force and effect in accordance with their terms (as amended).

3.	This Deed shall be governed and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF the parties hereto have hereunto caused their respective Common Seals to be affixed the day month and year first above written.

GIVEN under the Common Seal of IRISH SHARED ADMINISTRATION CENTRE LIMITED

Director

Director/Secretary
GIVEN under the Common Seal of AC EMPLOYEE BENEFIT TRUSTEES LIMITED

Director

Director/Secretary

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